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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          GENERAL BINDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[GENERAL BINDING CORPORATION LOGO]

                                                                  April 13, 2004

To GBC stockholders:

     You are cordially invited to attend the GBC annual meeting of stockholders, which will be held on Thursday, May 13, 2004 at 3:30 p.m. in the Auditorium at the Chicago Botanic Gardens, 1000 Lake Cook Road, Glencoe, Illinois, which is located just east of the Edens Expressway (I-94).

     At the meeting, we will report to you on the current business and developments at GBC. The Board of Directors and many of our executives will also be present to discuss the affairs of the Company with you. Refreshments will be served after the meeting.

     Please sign and return the enclosed proxy to assure that your shares will be represented. If you plan to attend the meeting, please so indicate in the appropriate space provided on the card. The proxy will not be used if you do attend and wish to vote in person.

                                          Sincerely yours,

                                          /s/ Dennis J. Martin
                                          Dennis J. Martin
                                          Chairman, President and
                                          Chief Executive Officer

                          GENERAL BINDING CORPORATION

                                   NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 13, 2004

                                                            Northbrook, Illinois
                                                                  April 13, 2004

     The annual meeting of the stockholders of General Binding Corporation (the "Company") will be held on Thursday, the 13th day of May, 2004 at 3:30 p.m. local time, in the Auditorium of the Chicago Botanic Gardens, 1000 Lake Cook Road, Glencoe, Illinois for the following purposes:

     1. To elect a board of eight directors for the ensuing year.

     2. To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the year 2004.

     3. To transact such other business as may properly come before the meeting.

     The transfer books will not be closed. Only stockholders of record at the close of business on March 25, 2004, are entitled to notice of, and to vote at, this meeting or any adjournment thereof.

     In order that your shares may be represented at the meeting, in the event you are not personally present, please sign the proxy and return it in the enclosed envelope.

                                          By order of the Board of Directors

                                          /s/ Steven Rubin
                                            STEVEN RUBIN
                                            Vice President, Secretary &
                                            General Counsel

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN ORDER THAT YOUR SHARES BE VOTED. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                          GENERAL BINDING CORPORATION
                                 ONE GBC PLAZA
                           NORTHBROOK, ILLINOIS 60062

                               ------------------

                                PROXY STATEMENT

           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 13, 2004

                               ------------------

     The enclosed Proxy is solicited by the Board of Directors of the Company. It may be revoked at any time before it is exercised, but if not revoked, the shares represented by the Proxy will be voted. If the proxy card is marked to indicate a choice, the shares will be voted as directed. If no indication is made, the Proxy will be voted FOR the election of directors and FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants. You may revoke your Proxy by giving written notice of revocation to the Secretary of the Company at One GBC Plaza, Northbrook, Illinois 60062 at any time before it is voted or by attending the meeting and voting your shares in person. The expense incurred in the solicitation of the proxies will be borne by the Company. In addition to this solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company, without extra compensation, personally and by mail, telephone, facsimile or telegraph. Brokers, nominees, fiduciaries and other custodians will be required to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. This Proxy Statement and the enclosed Proxy are being sent to the stockholders of the Company on or about April 13, 2004.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The voting securities entitled to vote at the meeting are 13,762,057 shares of Common Stock entitled to one vote per share and 2,398,275 shares of Class B Common Stock entitled to fifteen votes per share. The record date for determination of stockholders entitled to vote at the meeting is March 25, 2004. Lane Industries, Inc. by virtue of its ownership of the Common Stock and Class B Common Stock as described below, controls approximately 87.4% of the eligible votes at the meeting.

     Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Broker non-votes will not be counted as shares present and entitled to vote nor as a vote cast on any matter presented at the meeting. Directors are elected by a plurality of the votes of the shares present and entitled to vote. Accordingly, abstentions and broker non-votes will not have any effect on the election of directors. Action on any other matter is approved by a majority vote of the shares present and entitled to vote at the meeting. Accordingly, abstentions will have the effect of a negative vote on such matters.

     Lane Industries, Inc. intends to vote its shares for the election as directors of the nominees named herein and to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants.

     The following beneficial owners of the Company's equity securities are the only persons known to management of the Company who beneficially owned more than five per cent of any class of the Company's voting securities as of March 31, 2004:

                                                                              AMOUNT AND NATURE OF       PERCENT
CLASS OF STOCK                              NAME AND ADDRESS                  BENEFICIAL OWNERSHIP       OF CLASS
--------------                              ----------------                  --------------------       --------
Class B Common Stock..........    Lane Industries, Inc.                            2,398,275(1)(3)          100
                                    One Lane Center Northbrook, IL
                                    60062
Common Stock..................    Lane Industries, Inc.                            9,883,237(2)(3)         61.2(4)
                                    One Lane Center Northbrook, IL
                                    60062
Common Stock..................    Ariel Capital Management, Inc.                   4,062,578(5)            25.2(4)
                                    307 N. Michigan Ave. Chicago, IL
                                    60601

---------------

(1) Class B Common Stock is convertible into Common Stock at the rate of one share of Common Stock for each Class B share upon presentation of a Class B share to the transfer agent.

(2) Includes the 2,398,275 Class B shares described in Note (1).

(3) Lane Industries, Inc. has the sole power to vote and to dispose of these shares. The voting stock of Lane Industries, Inc. is owned by various trusts under which certain members of the family of William N. Lane, deceased, are beneficiaries. Jeffrey P. Lane and Nelson P. Lane, Directors of the Company, and other members of the Lane family are considered to have control of Lane Industries, Inc. by virtue of their control of the voting stock of Lane Industries, Inc. through the aforementioned Lane family trusts.

(4) As a percent of the outstanding shares after giving effect to the possible conversion of Class B Common Stock described in Note (1).

(5) As of December 31, 2003 based upon information provided in a Schedule 13-G filed with the Securities and Exchange Commission on February 13, 2004. Ariel Capital has sole dispositive power over 4,059,528 of these shares and sole voting power over 3,336,628 of these shares.

                             ELECTION OF DIRECTORS

     It is intended that the proxy will be voted for the election of the eight nominees for director named below, except in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. All of the nominees are current directors and were elected by the stockholders at the 2003 Annual Meeting of Stockholders. Mr. Richard U. De Schutter, who was elected to the Board at the 2003 Annual Meeting of Stockholders, resigned from the Board on February 26, 2004. There are no family relationships among any of the nominees other than Jeffrey P. Lane and Nelson P. Lane, who are brothers.

     All directors are expected to attend the Company's Annual Meeting of Stockholders each year, whether or not standing for reelection. The Board recognizes that there may be unavoidable schedule conflicts or other circumstances that excuse a director's attendance from time to time. Directors in attendance will be introduced at the Stockholder's meeting each year and will make themselves available after the meeting to speak with interested stockholders. All of the Company's directors attended the 2003 Annual Meeting of Stockholders.

     No circumstances are now known which would render any nominee named herein unavailable. The nominees for election to the Board of Directors all of whom were recommended by the Board in accordance with its director nomination criteria and procedures described below, each to hold office until the next annual meeting or until his successor is elected, are as follows:

                                                            FIRST YEAR
NAME AND AGE                                             ELECTED DIRECTOR
------------                                             ----------------
George V. Bayly, 61..................................       1998(a)
G. Thomas Hargrove, 64...............................       2001(b)
Jeffrey P. Lane, 53..................................    2000(c)(e)
Nelson P. Lane, 50...................................    2000(d)(e)
Dennis J. Martin, 53.................................       2001(f)
Arthur C. Nielsen, Jr., 85...........................       1966(g)
Forrest M. Schneider, 56.............................       2000(h)
Robert J. Stucker, 59................................       1987(i)

---------------

(a) Mr. Bayly is a private investor. Until late 2002, he had been the Chairman, President and CEO of Ivex Packaging Corporation, a specialty packaging company engaged in the manufacturing and marketing of a broad range of plastic and paper packaging products. He had held that position for more than five years. Mr. Bayly is also a director of Packaging Dynamics Corporation, U.S. Can Corp. and Huhtamaki Oyj.

(b) Mr. Hargrove is currently a private investor. From 1999 until 2001 he had been the non-executive Chairman of AGA Creative, a catalog creative agency. He had previously been the Chairman, since 1987, of the At-A-Glance Group, a leading manufacturer of calendars, diaries and other time management products.

(c) Jeffrey P. Lane has been involved in ranching operations for more than the past five years. He is also a director of Lane Industries, Inc.

(d) Nelson P. Lane is a private investor. Prior to 1999 he had been involved in ranching operations for more than five years. He is also a director of Lane Industries, Inc.

(e)  See notes (2) and (3) to Voting Securities and Principal Stockholders.

(f) Mr. Martin became the Company's Chairman, President and Chief Executive Officer on May 8, 2001. Prior to joining the Company, he had been the Chief Executive Officer of the Welding Products Group of Illinois Tool Works, Inc. for more than the past five years. Mr. Martin is also a director of Hon Industries, Inc. and the A. O. Smith Corporation.

(g) Mr. Nielsen has been Chairman Emeritus of the A. C. Nielsen Co. for more than the past five years.

(h) Mr. Schneider is the President and Chief Executive Officer of Lane Industries, Inc. and has held that position since June 2000 (see (e) above). Prior to that appointment, he had been the Senior Vice President and Chief Financial Officer for Lane Industries, Inc. for more than the previous five years. Mr. Schneider is also a director of Harris Preferred Capital Corporation, a real estate investment company and indirect subsidiary of the Harris Trust and Savings Bank.

(i) Mr. Stucker is a partner with the law firm of Vedder, Price, Kaufman & Kammholz, P.C. He had also been a director of Lane Industries, Inc. for many years until his resignation from that position in March 2002 (see (e) above). Vedder, Price, Kaufman & Kammholz P.C. has performed legal services for the Company and Lane Industries, Inc. for many years, and it is anticipated that they will continue to do so in the future.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all

Section 16(a) forms they file. Based solely upon the Company's review of such forms, the Company is not aware of any of its directors and executive officers or 10% stockholders who failed to comply with the filing requirements of Section 16(a) during the period January 1, 2003 through December 31, 2003.

                  STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

     Following is information with respect to the ownership of the Company's Common Stock by the nominees for the Board of Directors, those non-director executive officers named in the Senior Executive Compensation Table found on page 11 hereinafter and all Officers and Directors as a group as of March 31, 2004.

                                                        COMMON
                                                        STOCK       STOCK OPTIONS     RESTRICTED    TOTAL AND
                              PRESENT POSITION       BENEFICIALLY   EXERCISABLE BY      STOCK        PERCENT
NAME                            WITH COMPANY            OWNED        MAY 31, 2004       UNITS      OF CLASS(H)
----                          ----------------       ------------   --------------    ----------   -----------
George V. Bayly.........  Director                           0          19,000               0         19,000
G. Thomas Hargrove......  Director                      10,000           9,000               0         19,000
Jeffrey P. Lane.........  Director                      49,078(a)        9,000               0         58,078
Nelson P. Lane..........  Director                      51,678(b)        9,000               0         60,678
Dennis J. Martin........  Chairman, President and       47,500         552,500          31,853(f)     644,154(3.4)
                          Chief Executive Officer                                       12,301(g)
Arthur C. Nielsen, Jr...  Director                      34,860          19,000               0         53,860
Forrest M. Schneider....  Director                      14,080(c)        9,000(d)            0         23,080
Robert J. Stucker.......  Director                       4,500          19,000               0         23,500
Govind K. Arora.........  Senior Vice President,         7,978(e)       40,700           6,371(f)      57,509
                          Worldwide Mfg. and                                             2,460(g)
                          Logistics
Don Civgin..............  Senior Vice President          2,000          25,000           7,963(f)      38,038
                          and Chief Financial                                            3,075(g)
                          Officer
David H. Hewitt.........  Group President,               1,925          53,750           6,371(f)      65,121
                          Commercial and Consumer                                        3,075(g)
                          Group
John Turner.............  Group President,              10,000          62,250           6,371(f)      81,081
                          Industrial Print                                               2,460(g)
                          Finishing Group
All (14) Officers and
  Directors as a                                       260,434         870,038          62,481(f)   1,218,438(6.4)
    Group...............
                                                                                        25,485(g)

---------------

(a)  Includes 1,800 shares owned by Mr. Lane's children.

(b)  Includes 5,400 shares owned by Mr. Lane's wife.

(c) Includes 200 shares owned by Mr. Schneider's wife and 1,200 shares owned by Mr. Schneider's children.

(d) At March 31, 2004 Mr. Schneider had outstanding options to acquire from Lane Industries, Inc. up to 25,200 shares of the Company's Common Stock at prices ranging from $7.00 to $30.00 each. Of those outstanding options, 20,000 are exercisable prior to May 31, 2004 but are not included in the figure shown in the table.

(e)  Includes 130 shares owned by Mr. Arora's wife.

(f) The amounts represent the number of unvested restricted stock units held by the named executive officers, all of which were awarded on February 15, 2002. Subject to prior forfeiture under certain conditions or deferral of receipt at the election of the executive officer, these units would be issued in shares of the Company's Common Stock on February 15, 2005. There are no voting rights with respect to these units (see Board Compensation Committee Report).

(g) The amounts represent the number of unvested restricted stock units held by the named executive officers that were earned under performance criteria for the year 2003 as determined by the Company's Executive Compensation and Development Committee. Subject to prior forfeiture under certain conditions or deferral of receipt at the election of the executive officer, these units would be issued in shares of the Company's Common Stock on February 27, 2006. The amounts do not include restricted stock units that could be earned for the year 2004 and future years based on the performance criteria established for those periods (see Board Compensation Committee Report).

(h) As a percent of outstanding shares after giving effect to the possible issuance of shares pursuant to the Company's stock option plans, the full vesting of the restricted stock units listed in the table and the possible conversion of the Class B Common Stock (see note (1) to Voting Securities and Principal Stockholders). Percentages less than 1% are not shown.

             BOARD OF DIRECTORS MEETINGS AND COMMITTEE INFORMATION

     During 2003 the Board of Directors held six meetings. During this period, each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has determined that Messrs. Bayly, Hargrove and Nielsen each meet the director independence requirements under Rule 4350(c)(5) of the listing standards of the Nasdaq stock market. The majority of the Board of Directors are not considered independent directors under the Nasdaq listing standards. The Company is a "Controlled Company" as defined under those standards as more than 50% of the combined voting power of the Company's Common and Class B Common Stock is held by Lane Industries, Inc. As a result, the Company is exempt from certain requirements of the listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors.

     In February, 2003 the Board created the new position of Presiding Independent Director. George V. Bayly served in that position for a one year term that expired in February, 2004. The Presiding Independent Director duties involve the coordination of information and activities to help the Company's independent directors perform their roles more effectively and counseling the Chairman on issues of interest or concern to the independent directors. He also presides over executive sessions of the Board that are held by the independent directors. This position is currently vacant, however the Board is considering naming a new Presiding Independent Director in the near future.

     The Board of Directors has three standing committees: the Audit Committee; the Executive Compensation and Development Committee; and the Committee on Director's Affairs.

AUDIT COMMITTEE

     The current members of the Audit Committee are Messrs. Hargrove (Chairman), Bayly and Nielsen. The Audit Committee met five times in 2003. The report of this Committee is provided below.

     Each of the members of the Committee is independent as defined by the Nasdaq stock market listing standards. Each of the members also meets the SEC's heightened independence requirements for audit committee members as no member received any fees from the Company except for service as a director, and no member is affiliated with the Company beyond his membership on the Board other than through ownership of the Company's Common Stock. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to the shareholders and others, the systems of internal controls which management has established, and the audit process. The Board has identified George V. Bayly to be an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K.

     The Audit Committee has adopted a formal, written Charter which has been approved by the full Board of Directors. The Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities. A copy of the current Charter is included as Appendix A to this Proxy Statement. The Charter does not give the Committee responsibility for the preparation, presentation and integrity of the Company's financial statements or for the establishment of accounting and financial reporting principles to be followed by the Company. In addition, the Charter does not delegate to the Committee the responsibility of designing internal controls to assure the Company's compliance with accounting standards and applicable laws and regulations.

EXECUTIVE COMPENSATION AND DEVELOPMENT CONMITTEE

     The current members of the Executive Compensation and Development Committee are Messrs. Bayly (Chairman), J.P. Lane and Stucker. Messrs. Lane and Stucker do not constitute "independent directors" under the Nasdaq listing standards. The principal functions of this Committee are:

     - reviewing and making recommendations to the Board of Directors regarding the salary, bonus and stock compensation provided to the Company's executive officers, the long-term strategy for employee compensation, the types of stock and other compensation plans to be used by the Company and the shares and amounts reserved thereunder;

     - overseeing the overall administration of the Company's equity-based compensation and stock option plans; and

     - addressing such other compensation matters as may from time to time be directed by the Board of Directors.

     The Executive Compensation and Development Committee met three times in 2003. The report of this Committee is provided below.

COMMITTEE ON DIRECTOR'S AFFAIRS

     The current members of the Committee on Director's Affairs are Messrs. Schneider (Chairman), J.P. Lane and Stucker, none of whom constitute "independent directors" under Nasdaq listing standards.. This Committee met one time in 2003. It does not have a formal, written charter. Although not so named, this Committee performs functions similar to a nominating committee. The principal functions of this Committee are:

     - assisting the Board of Directors in identifying, evaluating and nominating candidates to serve as members of the Board of Directors;

     - recommending director nominees for the next annual meeting of stockholders to the Board of Directors; and

     - reviewing and making recommendations to the Board of Directors regarding the composition and operations of the Board and its committees.

     The Director's Affairs Committee will generally identify nominees based upon suggestions by other Board members, management members, and/or stockholders, and evaluate those persons on its own. The Company's Board member selection criteria generally include integrity, a high level of education and/or business experience, broad-based business acumen, an understanding of the Company's business and industry, strategic thinking and a willingness to share their ideas, network of contacts and diversity of experience, expertise and background. The Committee will use these and other criteria to evaluate potential nominees. The Committee generally considers re-nomination of incumbent directors provided they continue to meet the qualification criteria. The Committee does not evaluate proposed nominees differently depending upon who has made the proposal. To date, the Company has not paid a third-party fee to assist in this process.

     The Director's Affairs Committee will consider, and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of those proposals. The Committee will review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a candidate for committee consideration, the stockholder should send the name of the recommended candidate for director, together with pertinent biographical information, a document indicating the candidate's willingness to serve if elected, and evidence of the nominating stockholder's ownership of the Company's Common Stock to the attention of General Binding Corporation, Attn. Vice President, Secretary & General Counsel, One GBC Plaza, Northbrook, Illinois 60062 at least six months before the next annual meeting to assure time for meaningful consideration by the Committee. For additional nominating requirements, please see "Shareholder Proposals" below. To date, no candidates have been submitted by any stockholders for the upcoming annual meeting.

                             DIRECTORS COMPENSATION

     Directors who are not employees of the Company currently receive an annual director's fee of $22,000 which is paid in a lump sum on their date of election or reelection to the Board and are paid $1,000 for each Board and Committee meeting attended. Directors are also paid $500 for participating in telephone conference meetings. The Presiding Independent Director is paid an annual retainer of $10,000, the Audit Committee Chairman is paid an annual retainer of $10,000, the Executive Compensation and Development Committee Chairman is paid an annual retainer of $5,000, and the Committee on Director Affairs Chairman is paid an annual retainer of $3,000 for performing their additional duties in those positions.

     On May 22, 2003, each non-employee director of the Company who was elected at the Annual Meeting of Stockholders received a nonqualified option under the Company's Non-Employee Directors 2001 Stock Option Plan (the "Directors Plan") to purchase up to 3,000 shares of the Company's Common Stock at an exercise price of $8.28 per share. The Directors Plan provides that each non-employee director shall receive an option to purchase up to 3,000 shares each year they are elected or reelected to the Board. Such options have an exercise price equal to their fair market value (as defined in the Directors Plan) on the date of grant and are fully exercisable one year from the date of grant. The exercise term of these options is ten years from the date of grant.

     The Board has established stock ownership guidelines for directors. Each director is being asked to achieve a minimum ownership requirement in the Company's common stock equal in value to at least three times the director's annual cash compensation. Phantom Company stock held in a director's Phantom Stock and Deferred Compensation Plan account is counted toward this requirement; however unexercised options are not so counted. Reaching the ownership guideline is targeted for completion for the later of either three years after the date a director is elected to the Board or three years following the effective date of the guidelines. The Board feels strongly that ownership of the Company's common stock will further align and unify the interests of the directors with those of the stockholders.

     Directors may elect to defer their annual and/or board meeting fees pursuant to a Phantom Stock and Deferred Compensation Plan. The Plan allows Directors to receive incentive compensation based on a choice of either the appreciation of the Common Stock of the Company and on any dividends declared on such stock; an S&P 500 index fund; or a fixed income account. Any Director who elects to participate in this Plan receives Phantom Investment Units ("PSUS") in lieu of cash compensation for either or both of his annual director's or board and committee meeting fees as he so chooses. PSUS received in lieu of the annual fee are credited as of the date of the Company's annual meeting of stockholders during the fiscal year in question. PSUS received in lieu of meeting fees are credited to a Director's account on the day of the meeting attended by the Director. A participating Director may only redeem his PSUS account through a lump sum cash payment within thirty (30) days after he ceases to be a member of the Board, and his rights under the Plan may not be assigned, encumbered or otherwise transferred except to a designated beneficiary in the event of the death of a participant. PSUS have no voting or other shareholder rights attached to them, and the Company's obligation to redeem any PSUS is unsecured.

                             AUDIT COMMITTEE REPORT

     In connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

     - reviewed and discussed the audited financial statements with the Company's management;

     - discussed with PricewaterhouseCoopers LLP, the Company's independent auditors for the year 2003, the materials required to be discussed by Statement of Auditing Standards 61, Communication with Audit Committees;

     - received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence; and

     - based on the foregoing review and discussion, recommended to the Board of Directors that the audited financial statements be included in the Company's 2003 Annual Report on Form 10-K.

                                          AUDIT COMMITTEE

                                          G. Thomas Hargrove, Chairman
                                          G. V. Bayly
                                          A. C. Nielsen, Jr.

     This Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     No member of the Executive Compensation and Development Committee served during 2003 or formerly served as an officer of the Company. None of the Company's Executive Officers presently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other company whose executive officers served in the past fiscal year on the Company's Board of Directors or Executive Compensation and Development Committee.

                      BOARD COMPENSATION COMMITTEE REPORT

     In 2003, the Executive Compensation and Development Committee of the Board of Directors approved the compensation policies and programs of the Company as they pertained to the Company's Chief Executive Officer ("CEO") and other executive officers. This Committee will also bear this responsibility for the year 2004. The members of this Committee during the year were Messrs. Bayly, Stucker, J. P. Lane, and Richard U. De Schutter. In carrying out its responsibilities, the Committee uses advice from an external compensation consultant and considers information from various compensation surveys subscribed to and received by the Company. For executive officers other than the CEO, it also considers recommendations made by the CEO.

     The Company and the Committee have maintained the philosophy that executive officer compensation should be marketplace driven and directly and materially linked to operating performance. Thus, executive officer compensation is heavily weighted towards bonuses paid on the basis of both corporate and personal performance and the growth in wealth that can be achieved through appreciation in the market value of the Company's Common Stock. Therefore, in years when the Company has substantially met financial performance targets such as in 2002, its executive officers have been justly rewarded. In years when the Company has not met financial performance targets, such as in 2003 and 2001, executive officer compensation has suffered.

     The principal components of the compensation package for executive officers of the Company are salary, bonus, restricted stock unit awards and stock options. The Committee believes that the compensation packages for the CEO and other executive officers are typical of other companies of the same general size and necessary to attract, properly motivate and retain a quality management team which will best serve the interests of the stockholders.

     The salaries of the CEO individually and of all other executive officers are approved by the Committee. The Committee believes, based on this information, that the salaries paid in 2003 to the CEO and the other executive officers, as well as their current salaries, are near the median of the average base salaries for executive officers of other comparable sized companies. In a continuing effort to contain costs, the CEO and the other executive officers did not receive salary rate increases in 2003 over their salary rates that were in effect at the end of 2002.

     Senior executive compensation is most closely related to corporate performance through awards made, for the CEO under the Company's Senior Management Incentive Compensation Program (the "CEO Plan") and, for the other executive officers, under the Company's Management Incentive Plan (the "MIP Plan") along with grants of restricted stock unit awards and stock options under the Company's Stock Incentive Plan for Employees. In 2003 the only participant in the CEO plan was Dennis J. Martin, the Company's Chairman, President and Chief Executive Officer.

     The amount of bonus awarded under both the CEO and the MIP Plan is based on a combination of achieving certain annual corporate objectives as well as individual performance objectives. For the year 2003, the corporate performance objective for both plans was based on achieving certain shareholder value-added criteria. In 2003, the CEO could have earned up to 200% of his annual salary had the Company's financial performance exceeded the targeted shareholder value-added criteria and had he achieved all of his individual performance objectives. Under the MIP Plan, participants can earn a bonus award of up to 80% of annual salary.

     For the year 2003, the Committee determined that the Company met minimum performance requirements but did not reach targeted performance levels. The Committee also determined that the CEO did not earn the maximum award possible under the CEO Plan, primarily due to the Company not achieving its financial targets. Included in Mr. Martin's accomplished objectives for 2003 were the continuing implementation of the Company's continuous improvement process driving increases in operating income; the leveraging of sales, product development, channel expansion and shared service opportunities between the Company's various business Groups; completing the integration of the Company's former business units into the Company's Commercial and Consumer and Industrial Print Finishing Groups; and, further development of a long term profitable growth strategy. The CEO's award of $181,125 reflected the degree to which the Committee determined his goals were achieved. For the year 2004, the corporate performance objective for both the CEO Plan and the MIP Plan is again based on achieving certain shareholder value-added criteria. In addition, individual performance objectives will be heavily weighted towards making progress on achieving certain strategic goals as established and approved by the Board.

     The Committee also strongly believes that the granting of restricted stock units and stock options to the CEO and the other senior executives should be an integral portion of overall executive compensation. The opportunity to provide wealth to the executive group through the growth in value of the Company's Common Stock is an integral means of aligning the interest of management with stockholders and helps focus the attention of management on the long-term success of the Company. Options and restricted stock units are granted to the CEO and the other executive officers on a periodic basis. Awards made during 2003 reflect continuation of this policy through intermittent grants to the executive officers based on their relative levels of compensation and responsibilities. The Committee also has the ability to grant longer-term, performance related awards linked to the achievement of the Company's multi-year performance targets. Performance related awards were made in the year 2003 to the CEO and the other executive officers. The level of those awards that were deemed earned for that year are reflected in footnote no. 3 to the Senior Executive Compensation Table that follows. On February 26, 2004 the Committee made an additional long term performance restricted stock unit award to the senior executives of the Company other than the CEO. Earned awards will vest on the third anniversary of the grant date. Awards will be earned annually, although they will not vest annually, based on financial performance criteria established by the Committee or the Board of Directors for each year included in the three year period. The financial performance criteria that will be measured for the year 2004 are shareholder value-added, revenue increases and incremental sales from newly offered products. Based on the level of performance, the amount of restricted stock units an executive can earn could vary up to one hundred fifty percent (150%) of the target award, with each annual portion of an award being forfeited in the event certain minimum thresholds are not met for that year. The target awards in the form of restricted stock units over the subject three year period are 16,000 for each of Messrs. Civgin and Hewitt and 12,800 for each of Messrs. Arora and Turner.

     To further enhance the aligning of management interest with that of the stockholders, the Company has implemented an executive stock ownership program. Under the terms of this program, the Company's senior executives, as well as certain other members of management, are encouraged to acquire and maintain a certain level of ownership of the Company's Common Stock. The level of ownership targeted under this program ranges from a number of shares in value equal to or greater than one times annual salary for those employees with a salary level of $169,999 and below to two and one-half times salary for those employees with a salary level of $337,000 or above. Depending on length of service, an employee will have from five to seven years to attain their desired ownership levels; however, the Committee will monitor annually the progress being made by the employee to reach such level. If the Committee is not satisfied with the progress of share acquisition by any employee, it could elect to reduce future stock awards to any affected employee. The Committee also has recognized that the aforementioned stock ownership targets will require a considerable personal investment by each of the senior executives. As a result, the Committee has determined that the restricted stock units held by the CEO and the other senior executives would be treated as owned shares in determining the achievement of desired levels of ownership.

     Sec. 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Senior Executive Compensation Table that follows to $1 million, unless certain requirements are met. The Committee will periodically review the necessity of modifying the compensation programs for executive officers so that the corporate tax deduction is maximized; however, it will retain the flexibility to not make such modifications when it deems such action to be in the best interests of the Company and its shareholders.

     This Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under either such Act, except to the extent that the Company specifically incorporates this information by reference.

                                          The Executive Compensation and
                                          Development Committee
                                          George V. Bayly, Chairman
                                          Jeffrey P. Lane
                                          Robert J. Stucker

                      EXECUTIVE OFFICERS OF THE COMPANY(1)

               NAME AND AGE                                          TITLE
               ------------                                          -----
Dennis J. Martin, 53......................  Chairman, President and Chief Executive Officer
David H. Hewitt, 54.......................  Group President, Commercial and Consumer Group
John Turner, 55...........................  Group President, Industrial and Print Finishing Group
Govind K. Arora, 55.......................  Senior Vice President, Worldwide Manufacturing and
                                            Logistics
Don Civgin, 42............................  Senior Vice President and Chief Financial Officer
Steven Rubin, 56..........................  Vice President, Secretary and General Counsel
Perry S. Zukowski, 45.....................  Vice President, Human Resources

---------------

(1) All of the above-named officers have been actively engaged in the business of the Company as Company employees for the past five years in the capacity indicated above or in a substantially similar capacity except: Dennis J. Martin (see note (f) to Election of Directors); David H. Hewitt, who before joining the Company in August 2000 had been the President of Revell-Monogram, Inc, a manufacturer of plastic toy model kits and collectibles since 1999, and prior to that position had held various management positions with the Consumer Products Division of Binney & Smith for more than the past five years; Don Civgin, who before joining the Company in January 2002, had held the offices of Senior Vice President -- Finance and Senior Vice President -- Merchandise Operations with Montgomery Ward, a privately owned retailer, from early 1997 through May 2001; and Govind K. Arora, who before being elected to his position in March 2000 had held various manufacturing management positions with the Company for more than the past five years.

     There is no family relationship between any of the above named officers. All officers are elected for one-year terms by the Board of Directors or until reelected.

                         SENIOR EXECUTIVE COMPENSATION

     The following table shows the compensation paid and accrued by the Company during 2003 to each of its five highest paid senior executive officers who were acting in such positions on December 31, 2003, including the person who acted as Chief Executive Officer during that year.

                                                                           LONG TERM COMPENSATION
                                                                           ----------------------
                                                                                   AWARDS
                                            ANNUAL COMPENSATION            ----------------------
                                    ------------------------------------   RESTRICTED
                                                          OTHER ANNUAL       STOCK       OPTIONS/      ALL OTHER
                                    SALARY    BONUS(1)   COMPENSATION(2)     AWARDS        SARS     COMPENSATION(5)
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)            ($)            ($)          (#)            ($)
---------------------------  ----   -------   --------   ---------------   ----------    --------   ---------------
Dennis J. Martin..........   2003   575,100   181,125        22,115         108,003(3)   100,000         366,221(7)
  Chairman, President        2002   565,650   718,875        19,672         412,496(4)   150,000         260,447(7)
  and Chief Executive        2001   351,000   500,000            --              --      500,000       1,377,920(8)
  Officer(6)
David H. Hewitt...........   2003   375,200    71,288         1,910          26,998(3)    25,000         155,326(9)
  Group President,           2002   359,235   202,000         4,244          82,504(4)    30,000          19,254
  Commercial and             2001   339,638    68,638         1,895              --       40,000          74,148(9)
  Consumer Group
Don Civgin................   2003   320,000    80,000            --          26,998(3)    25,000          21,600
  Senior Vice President      2002   301,538   160,000            --          99,624(4)    37,500              --
  and Chief Financial
  Officer
John Turner...............   2003   293,155    20,521            --          21,599(3)    20,000          16,820
  Group President,           2002   292,378    80,618         1,983          82,504(4)    30,000          15,558
  Industrial and Print       2001   280,815    53,354         4,373              --       40,000          20,534
  Finishing Group
Govind K. Arora...........   2003   227,240    34,086         5,365          21,599(3)    20,000          18,339
  Senior Vice President,     2002   222,517   113,620        20,273          82,504(4)    30,000          12,092
  Worldwide Mfg.             2001   207,308   108,760        14,370              --       20,000          14,403
  and Logistics

---------------

(1) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of such year.

(2) The above named individuals receive certain non-cash personal benefits, the aggregate cost of which to the Company are below applicable reporting thresholds. Unless otherwise noted, the amounts included in this column represent the amounts included in income to the named individuals for such personal benefits.

(3) Represents the value of restricted stock units awarded to the named individuals on February 27, 2003 as of that date which were earned for the year 2003 pursuant to performance criteria established by the Executive Compensation and Development Committee of the Board of Directors (See Board Compensation Committee Report). In general, the performance based restricted stock units which have been earned will vest in full on February 27, 2006, provided the named individual remains continuously employed by the Company or its subsidiaries until such date. No dividends will be paid on restricted stock units. The target performance restricted stock unit awards for 2003 for the named individuals were 23,121 units for Mr. Martin, 5,780 units for each of Messrs. Hewitt and Civgin, and 4,624 units for each of Messrs. Turner and Arora. The total number of restricted stock units actually earned for the year 2003 by the named individuals and their aggregate market value at December 31, 2003 was: Mr. Martin 12,301 units valued at $221,418; Messrs. Hewitt and Civgin 3,075 units valued at $55,350; and Messrs. Turner and Arora 2,460 units valued at $44,280.

(4) Represents the value of restricted stock units awarded to the named individuals on February 15, 2002 as of that date. In general, the restricted stock units will vest in full on February 15, 2005, provided the named individual remains continuously employed by the Company or its subsidiaries until such date. No dividends will be paid on restricted stock units. The total number of the restricted stock units awarded in 2002 and their aggregate market value at December 31, 2003 was: Mr. Martin, 31,853 units valued at $573,354; Mr. Civgin, 7,963 units valued at $143,334; and each of Messrs. Arora, Hewitt and Turner, 6,371 units valued at $114,678. The aggregate market value is based on the fair market value of the Company's common stock as of December 31, 2003 of $18.00.

(5) Unless otherwise noted below, these amounts represent contributions by the Company to the Company's 401(k) Savings and Retirement Plan on behalf of the named individuals and to their respective accounts established pursuant to the Company's non-tax qualified Supplemental Deferred Compensation Plan.

(6) Mr. Martin began service in this capacity on May 8, 2001.

(7) Includes $307,992 and $219,371 of expense incurred by the Company in 2003 and 2002 respectively in connection with the Company's future pension obligations owed to Mr. Martin.

(8) Includes $1,237,920 in bonuses paid to Mr. Martin in connection with his hiring and $140,000 of expense incurred by the Company in connection with the Company's future pension obligations owed to Mr. Martin.

(9) Includes $130,000 and $70,000 for debt forgiveness in 2003 and 2001, respectively. See Related Party Transactions.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                          CHANGE-IN-CONTROL AGREEMENTS

     On May 8, 2001 (the "Effective Date"), the Company entered into an Employment Agreement with Dennis J. Martin, the Company's Chairman, President and Chief Executive Officer. The Agreement provides for a term of employment for three years following the Effective Date, except that commencing on May 8, 2002, the term of the Agreement is automatically extended each day thereafter by one day, thus creating a fixed term of not less than two years.

     Under the terms of this Agreement, Mr. Martin is to be paid a base salary of not less than $540,000 per annum. Further, he is to participate in an annual bonus plan with target annual bonuses equal to at least 100% of his base salary and a maximum bonus equal to 200% of his base salary.

     At the time of his hiring, Mr. Martin was also granted an option to acquire up to 500,000 shares of the Company's common stock at a strike price of $7.46 per share. All of those options have already vested. He was also to participate in the Company's stock based incentive plans, with minimum option grants of 200,000 shares in 2002, and 100,000 shares in each of the years 2003 through 2005, provided his employment with the Company continues as of the respective grant dates.

     Mr. Martin is also eligible to participate in all other compensation and welfare plans generally made available to the other senior executives of the Company. In addition, he is eligible to receive an annual supplemental pension commencing in the month first following his 62nd birthday in an amount of up to $450,000 per annum for the rest of his life. The amount of the pension is subject to adjustment in the event Mr. Martin resigns his employment without Good Reason (as defined in the Agreement). Further, if he should die during his period of employment, his surviving spouse would be entitled to a pro-rata pension benefit for as long as she survives him.

     The Agreement with Mr. Martin also provides for severance and change-in-control payments and benefits to him under the same terms and conditions as those described for the Company's other senior executives as described below, except that a termination without Cause or for Good Reason would entitle him to receive a pro-rated bonus for the year of termination based on his target bonus for that year (the "Target Bonus") plus salary continuation and "Target Bonus" payments for two years following the date of his termination.

     In the event of a change-in-control termination of employment, Mr. Martin would receive severance pay equal to 3.0 times the sum of his annual base salary at the time of termination plus the greater of either his Target Bonus for the year in which the change-in-control takes place or his bonus based on actual performance for that year. In addition, Mr. Martin would be entitled to receive the following benefits: continued participation in the Company's medical and dental plans on a cost-sharing basis for three years following termination; the ability to exercise any or all stock options that were outstanding immediately prior to the change-in-control for the earlier of two years following termination or the expiration date of the stock option; and a lump sum payment equal to the amount of retirement plan payments made by the Company for Mr. Martin in the two calendar years prior to termination.

     Mr. Martin has agreed not to compete with the Company for the one year period following any termination of employment whether or not severance is payable. Mr. Martin has also agreed not to solicit any Company employees on behalf of a business competitor for the one year period following any termination of employment.

     The Company has entered into Executive Severance/Change-in-Control Agreements with each of Messrs. Civgin, Arora, Turner and Hewitt as well as two other current executive officers of the Company. The Agreements provide that should the executive's employment with the Company be involuntarily terminated for any reason other than Cause (as defined in the Agreement), a change-in-control, or certain other reasons, the Company would pay severance to the terminated executive in the form of salary continuation. Salary would continue, in such an event (except for Mr. Civgin), for one year for executives with less than five years of service; for eighteen months for executives with at least five years of service but less than ten years of service; and for two years for executives with at least ten years of service. In the case of Mr. Civgin, his salary would continue for two years. In addition, the executive would receive a prorated annual bonus for the year in which the termination occurs under the terms of the bonus plan in effect for that year. During the period of salary continuation, the Executive and his family would continue to participate in Company sponsored medical and dental plans on a cost-sharing basis. The Executive would also have the right to exercise any outstanding and fully vested stock options as of the date of termination, until the earlier to occur of (a) the expiration of the salary continuation period or (b) the expiration date of the stock options.

     These Agreements also provide certain benefits to the named executives and the other senior executives of the Company in the event of a change-in-control of the Company should the employment of the executives be terminated in connection with or as a result of such change-in-control. A change-in-control will generally include (a) an acquisition by certain persons (excluding, among others, Lane Industries, Inc.) of voting securities of the Company giving that person more than 50% of the combined voting power of the Company's then outstanding securities; (b) certain changes in a majority of the Board of Directors of the Company; (c) certain mergers or consolidations or sales of all or substantially all of the Company's assets; or (d) a complete liquidation or dissolution of the Company.

     In the event of a change-in-control termination of employment, each executive would receive severance pay equal to 2.0 times (2.25 times for executives with more than ten years of service) the sum of the executive's annual base salary plus the greater of either the executive's target bonus for the year in which the change-in-control takes place or the executive's bonus based on actual performance for that year. In addition, each executive would be entitled to receive the following benefits: continued participation in the Company's medical and dental plans on a cost-sharing basis for two years following termination; the ability to exercise any or all stock options that were outstanding immediately prior to the change-in-control for the earlier of one year following termination or the expiration date of the stock option; a lump sum payment equal to the amount of retirement plan payments made by the Company for the executive in the two calendar years prior to termination; and, outplacement services in an amount not to exceed ten percent of the executive's base salary in effect at the time of termination.

     The executives entering into these Agreements agreed not to compete with the Company, in the case of involuntary termination (for any reason other than Cause, change-in-control, or other reasons), for the period of time for which the executive receives salary continuation and in the case of a change-in-control, for the one year period following their termination of employment in the event that their termination entitles them to severance payments. In such circumstances, the executives also agreed not to solicit any Company employees on behalf of a business competitor for the one year period following their termination of employment. The executive's right to severance payments and the other described benefits terminate upon the executive's death, resignation without Good Reason (as defined in the Agreements), retirement or termination for Cause.

                            STOCK OPTION INFORMATION

     The following table sets forth the details of options granted to the individuals listed in the Senior Executive Compensation Table during 2003.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                 NUMBER OF      PERCENT OF
                                 SECURITIES       TOTAL
                                 UNDERLYING      OPTIONS/
                                  OPTIONS/        SAR'S
                                   SAR'S        GRANTED TO     EXERCISE OR
                                  GRANTED      EMPLOYEES IN    BASE PRICE    EXPIRATION   GRANT DATE PRESENT
NAME                               (1)(#)      FISCAL YEAR      PER SHARE       DATE          VALUE($)(2)
----                             ----------   --------------   -----------   ----------   -------------------
Dennis J. Martin...............   100,000          21.0          $ 8.78       2/26/13            609,000
Don Civgin.....................    25,000           5.3          $ 8.78       2/26/13            152,250
John Turner....................    20,000           4.2          $ 8.78       2/26/13            121,800
David H. Hewitt................    25,000           5.3          $ 8.78       2/26/13            152,250
Govind K. Arora................    20,000           4.2          $ 8.78       2/26/13            121,800

---------------

(1) All options granted to the named individuals were granted under the Company's 2001 Stock Incentive Plan for Employees. Twenty-five percent (25%) of each option first becomes exercisable one (1) year after the respective grant date and an additional 25% vests on each successive anniversary of the grant date. All of these options were granted at the fair market value of the Company's Common Stock on the grant date in the NASDAQ stock market. No SARs were granted in connection with these option grants.

(2) Based on the Black-Scholes stock option pricing model. Option term was assumed to be ten years and various assumptions were made for volatility (56.2%) and risk free interest rates (3.78%). The actual value, if any, a named individual may realize will depend on the market value of the underlying shares at the time the option is exercised, so there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing stock options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                     VALUE OF
                                                                NUMBER OF           UNEXERCISED
                                                               UNEXERCISED         IN-THE-MONEY
                                      SHARES                    OPTIONS/           OPTIONS/SARS
                                     ACQUIRED                   SAR'S AT             AT FY-END
                                        ON        VALUE          FY-END            EXERCISABLE/
                                     EXERCISE    REALIZED     EXERCISABLE/         UNEXERCISABLE
               NAME                    (#)         ($)        UNEXERCISABLE           ($)(1)
               ----                  --------    --------    ---------------    -------------------
Dennis J. Martin...................   7,500       9,450      490,000/212,500    4,958,725/1,490,125
Don Civgin.........................      --          --       9,375/53,125        47,344/372,531
John Turner........................      --          --       39,750/93,125       321,875/780,025
David A. Hewitt....................      --          --       30,000/80,000       244,813/642,375
Govind K. Arora....................      --          --       23,200/62,250       147,950/471,925

---------------

(1) Based on fair market value of $18.00 per Common Share on December 31, 2003.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the NASDAQ Total Return Index and the NASDAQ Non Financial Stock Index.

     [PERFORMANCE GRAPH]

         ----------------------------------------------------------------------------------------
                                               12/98   12/99   12/00   12/01   12/02   12/03
         ----------------------------------------------------------------------------------------
         General Binding Corporation            100      32      19      36      23      50
         ----------------------------------------------------------------------------------------
         NASDAQ Total Return Index              100     185     112      89      61      92
         ----------------------------------------------------------------------------------------
         NASDAQ Non Financial Stock Index....   100     196     114      87      57      88
         ----------------------------------------------------------------------------------------

                           RELATED PARTY TRANSACTIONS

     In 1978, the Company implemented a Recapitalization Plan which had been previously approved by the stockholders. As part of the Plan, the Company entered into an Agreement with Lane Industries, Inc., providing for the sharing of U.S. federal income tax liabilities and savings, if any, between the Company and Lane Industries, Inc., resulting from the filing of consolidated federal income tax returns. In the year 2003, the Company received $2,536,542 from Lane Industries, Inc. under this Agreement representing the Company's share of tax benefits. This benefit amount was treated by the Company as a contribution to capital.

     Certain Company personnel perform state income tax services for Lane Industries, Inc. In 2003 and the first two months of 2004, the Company received $83,553 from Lane Industries, Inc. for performing those services. Management of the Company believes the compensation it received from Lane Industries, Inc. for performing these services is reasonable and fair, has been negotiated on an arms-length basis and adequately covers the employment and other costs incurred by the Company for the employees involved in performing the services.

     The Company makes reservations for business travel and accommodations through a travel agency which is controlled by Lane Industries, Inc. The Company pays the rates charged by the various carriers, hotels and car rental companies which in turn pay commissions to this travel agency. The Company paid $90,542 to this travel agency for service fees for business travel and accommodations booked through such agency in 2003 and the first two months of 2004. Management believes the fees paid to the agency have been negotiated on an arms-length basis and are fair to the Company.

     In connection with the hiring of David H. Hewitt, the Company's Group President, Office Products, Mr. Hewitt was given an interest free loan in the amount of $200,000. This loan was to be repaid to the Company had Mr. Hewitt voluntarily terminated his employment at any time prior to July 15, 2003, except that the loan was to be forgiven in installments of $70,000 each on August 1, 2001 and January 2, 2003, and $60,000 on July 15, 2003 provided Mr. Hewitt remained in the employ of the Company on those dates. The entire loan to Mr. Hewitt has now been forgiven by the Company.

                             INFORMATION CONCERNING
                         INDEPENDENT PUBLIC ACCOUNTANTS

     On May 14, 2002, the Company dismissed the Company's independent auditors, Arthur Andersen LLP and appointed PricewaterhouseCoopers LLP ("PWC") as its new independent auditors for the fiscal year ended December 31, 2002. PWC also acted as the Company's independent auditors for the fiscal year ended December 31, 2003. The change in auditors became effective following the completion by Arthur Andersen of its review of the financial statements of GBC for the quarter ended March 31, 2002. The Company's Board of Directors had determined to make this change upon the recommendation of the Audit Committee of the Board.

     During the two most recent years ended December 31, 2001, and subsequent interim period through the date hereof, there were no disagreements between GBC and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in their report on the Financial Statements.

     During the two most recent years ended December 31, 2001 and through the date hereof, there have been no reportable events (as defined in Item 304
(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of
1934).

     The audit reports of Arthur Andersen on the consolidated financial statements of GBC as of and for the two most recent years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent years ended December 31, 2001, and through the date hereof, the Company did not consult with PWC regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

AUDIT AND NON-AUDIT FEES

     The following table summarizes the fees paid or payable to PricewaterhouseCoopers LLP for services rendered for the fiscal years ended December 31, 2003 and December 31, 2002. Audit fees include the cost of the audit of the Company including the costs of quarterly reviews. Audit related fees were the costs incurred by the Company to audit its 401(K) plans and consulting on the Company's process to review its internal control structure and procedures for financial reporting as required by the provisions of Section 404 of the Sarbanes-Oxley Act of 2002. Tax fees consisted primarily of the costs for advice on tax compliance and planning matters. Other fees in 2003 were for review of an operational matter at one of the Company's international subsidiary locations.

                                                         FISCAL YEAR 2003   FISCAL YEAR 2002
                                                         ----------------   ----------------
Audit fees.............................................      $699,500           $663,100
Audit related fees.....................................        42,000             15,400
Tax fees...............................................            --              3,450
All other fees.........................................         2,500                 --
                                                             --------           --------
Total..................................................      $744,000           $681,950
                                                             ========           ========

     All of the fees described above were pre-approved by the Audit Committee of the Board of Directors, except for the tax fees incurred for the year 2002. The Audit Committee was informed of the matters to which the tax fees in 2002 related. The Audit Committee annually pre-approves the audit services to be provided by the independent public accountants and the related estimated fees for such services. The Audit Committee must pre-approve any additional projects to be performed by the Company's independent public accountants that would have a project cost in excess of $30,000. The Chairman of the Audit Committee has been given the authority by the Committee to approve any such project that would have a cost of less than $30,000, however, the Chairman is to report any such approval to the entire Committee at its next subsequent meeting.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee and the Board of Directors to be the independent public accountants of the Company for the 2004 fiscal year. The stockholders are being asked to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants, the Board of Directors will reconsider its selection.

     Representatives from the firm of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so, and will be available to respond to the appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder which is to be presented at the Annual Meeting to be held in 2005 must be received at the Company's offices in Northbrook, Illinois not later than December 16, 2004 in order to be included in the proxy statement and form of proxy relating to that meeting. Additionally, if a proponent of a stockholder proposal at the 2005 Annual Meeting of Shareholders fails to provide notice of the intent to make such proposal by personal delivery or mail to the Company on or before March 2, 2005, then any proxy solicited by management may confer discretionary authority to vote on such proposal.

                           STOCKHOLDER COMMUNICATIONS

     The Company does not have a formal process by which stockholders may communicate directly to members of our Board of Directors. The Company believes that an informal process, in which any communication sent to the Board of Directors in care of the Chief Executive Officer, or Vice President, Secretary & General Counsel of the Company is generally to be forwarded to the Board of Directors, serves the Board's and our stockholders' needs. All stockholder communications that are received by officers for the Board's attention are forwarded to the Board. In view of recently adopted SEC disclosure requirements relating to this issue, the Committee on Director's Affairs may consider development of more specific procedures. Until any other procedures are developed and posted on our corporate website, any communications to the Board of Directors or any of its individual members should be sent to them in care of Vice President, Secretary & General Counsel, One GBC Plaza, Northbrook, Illinois 60062.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for consideration at the meeting. Should any other matter requiring stockholders' action or approval be presented to the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to take such action as shall be in accordance with their best judgment in the interest of the Company.

                                          By order of the Board of Directors

                                          /s/ Steven Rubin

                                          STEVEN RUBIN
                                          Vice President, Secretary
                                            and General Counsel

Northbrook, Illinois
April 13, 2004

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR 2003 HAS BEEN MAILED TO ALL STOCKHOLDERS. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

                                   APPENDIX A
                          GENERAL BINDING CORPORATION

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

     The primary function of the General Binding Corporation (the "Company") Audit Committee ("Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control over financial reporting, the audit process, and the Company's process for monitoring compliance with laws and regulations and the Company's Code of Ethics policy. The Audit Committee will primarily discharge these obligations by performing the responsibilities and duties outlined in
Section IV of this charter.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are in accordance with generally accepted accounting principles ("GAAP"). Such responsibilities are vested in the Company's management. The Company's independent auditors are responsible for auditing the information prepared by Company management. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company's Code of Ethics policy. This is the responsibility of management.

II.  AUTHORITY

     The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

     - Select, evaluate, and where appropriate, replace the independent auditors of the Company;

     - Retain outside counsel, accountants or others to advise the Committee or assist in the conduct of any investigation;

     - Seek any information it requires from employees -- all of whom are directed to cooperate with the Committee's requests -- or external parties; and

     - Meet with Company officers, independent auditors or outside counsel, as necessary.

III. COMPOSITION AND MEETINGS

     The Committee shall be comprised of three or more directors as determined by the Board who shall be "independent directors" as defined by the National Association of Securities Dealers (NASD). All members of the Committee shall be financially literate, having a working familiarity with basic finance and accounting practices. At least one member shall meet the criteria of an "audit committee financial expert" as that term may be defined from time to time by the rules of the Securities and Exchange Commission. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

     The Committee shall meet at least three times annually in person or telephonically, or more frequently as circumstances require. Draft minutes of the prior meetings and meeting agendas shall be distributed to all Committee members at least one week prior to any planned regular meeting. The Committee will invite members of management, the independent auditors or others to attend meetings or provide pertinent information, as necessary. The Committee will hold private meetings with the independent and internal auditors in executive sessions.

     In the event of a tie vote on any action to be taken during any meeting of the Committee, the vote of the Chairperson will decide the issue. The Committee may also take any action permitted hereunder by unanimous written consent.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its obligations, the Committee shall perform the following responsibilities and duties:

  FINANCIAL STATEMENTS

     1. Review the Company's annual financial statements or other financial information before release, including any report or opinion rendered by the independent auditors;

     2. Discuss with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61 (as may be amended from time to time) relating to the conduct of the audit;

     3. Review with the Company's management the critical accounting policies adopted by the Company including the impact of any changes to critical accounting policies;

     4. Review with, the Director of Audit Services, the General Counsel and, if and to the extent deemed appropriate by the Chairperson of the Committee, members of their respective staffs, the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices; and

     5. Review the quarterly reports to the Audit Committee prepared by the Director of Audit Services including reports issued and the status of management's action plans.

  INTERNAL AUDIT

     6. Review activities, audit plans, staffing and organizational structure and qualifications of the employees of the Audit Services department;

     7. On a regular basis, at least once annually, meet separately with the Director of Audit Services to discuss any matters that the Committee or Audit Services believes should be discussed privately; and

     8. The Director of Audit Services has direct reporting responsibility to the Committee, and the Committee shall review and approve any personnel changes in this position. For administrative purposes, the Director of Audit Services will report to the Company's Chief Financial Officer.

  EXTERNAL AUDIT

     9. The Company's independent auditors are accountable to the Committee in their fiduciary role as representatives of shareholders and to the full Board of Directors. As such, the Committee has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors;

     10. Review the independent auditors' proposed audit scope and approach including coordination of audit effort with Audit Services;

     11. Request from the independent auditor a formal written statement delineating all relationships and services between the auditors and the Company, including non-audit services that may impact objectivity and independence and discuss with the independent auditors any relevant matters pertaining thereto;

     12. Approve the fees and other compensation to be paid to the independent auditor for auditing services rendered;

     13. The Committee will establish and monitor a policy regarding the pre-approval of all non-audit services including disclosure to investors in periodic reports;

     14. At least annually discuss with the Company's independent auditors (a) the audit firm's internal quality control procedures, and (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the five preceding years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

     15. Discuss with the independent auditors any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of the audit.

  COMPLIANCE

     16. Review periodically the Company's Code of Ethics policy and ensure that management maintains a system to disseminate, monitor compliance with and enforce this policy;

     17. Review the effectiveness of the system for monitoring compliance with laws and regulations, as well as, the results of management's investigation and follow-up (including disciplinary action) of any instances of non-compliance;

     18. Review the findings of any examinations by regulatory agencies and any auditor observations;

     19. Provide to the general employee population a methodology to receive, retain and treat complaints and information regarding questionable accounting or auditing matters and discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies;

     20. Obtain regular updates from management and the Company's legal counsel regarding compliance matters and contingent matters that may affect the Company's operating results or financial position in a material way; and

     21. Review and discuss annually any potential conflicts of interest pertaining to related party business/transactions.

  REPORTING RESPONSIBILITIES

     22. The Committee will recommend to the GBC Board of Directors whether the financial statements of the Company shall be included in its Annual Report on Form 10-K;

     23. Regularly report to the GBC Board of Directors about Committee activities, issues and related recommendations; and

     24. Report annually to the shareholders via the Company's proxy statement.

  OTHER RESPONSIBILITIES

     26. Review and update this charter periodically, at least annually, as conditions dictate; and Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

--------------------------------------------------------------------------------
PROXY - GENERAL BINDING CORPORATION
--------------------------------------------------------------------------------

ONE GBC PLAZA, NORTHBROOK, ILLINOIS 60062
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Dennis J. Martin, Robert J. Stucker and Forrest
M. Schneider, or any of them, with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of General Binding Corporation held of record by the undersigned on March 25, 2004, at the annual meeting of stockholders to be held on May 13, 2004, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

General Binding Corporation



                                             [ ] Mark this box with an X if you
                                                 have made changes to your name
                                                 or address details above.



--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------
A  ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees.


                        For   Withhold                            For  Withhold
   01 - G. V. Bayly     [ ]     [ ]      05 - N. P. Lane          [ ]     [ ]

   02 - G. T. Hargrove  [ ]     [ ]      06 - A. C. Nielsen, Jr.  [ ]     [ ]

   03 - D. J. Martin    [ ]     [ ]      07 - F. M. Schneider     [ ]     [ ]

   04 - J. P. Lane      [ ]     [ ]      08 - R. J. Stucker       [ ]     [ ]

B  ISSUES


The Board of Directors recommends a vote FOR the following proposals.

                                                       For   Against   Abstain
2. To ratify the selection of PricewaterhouseCoopers   [ ]     [ ]       [ ]    The undersigned hereby revokes any proxy or
   LLP as independent public accountants.                                       proxies heretofore given to vote upon or act
                                                                                with respect to said stock and hereby
                                                                                ratifies and confirms all that said proxies
                                                                                and substitutes, or any of them, may do by
                                                                                virtue thereof.


                                                                                                           For   Against   Abstain

3. In their discretion upon such other matters as                               I (we) shall attend the
   may properly come before the meeting or any                                  meeting.                   [ ]     [ ]       [ ]
   adjournment or adjournments thereof.



C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title. If stock is held in the name of more than one person, all named holders must sign the proxy.


Signature 1 - Please keep signature within the box   Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)


---------------------------------------------------  ---------------------------------------------------    -----------------